                  AMENDMENT NO. 7 TO THE AMENDED AND RESTATED
                            PARTICIPATION AGREEMENT
              Franklin Templeton Variable Insurance Products Trust
                     Franklin/Templeton Distributors, Inc.
                    MetLife Insurance Company of Connecticut
                     MetLife Investors Distribution Company

     Franklin Templeton Variable Insurance Products Trust (the "Trust"), Franklin/Templeton Distributors, Inc. (the "Underwriter," and together with the Trust, "we" or "us"), MetLife Insurance Company of Connecticut (the "Company" "you" or "your") and MetLife Investors Distribution Company, your distributor, on your behalf and on behalf of certain Accounts, (individually a "Party", collectively, the "Parties") have previously entered into an Amended and Restated Participation Agreement dated May 1, 2004 and subsequently amended
May 2, 2005, October 20, 2005, June 5, 2007, November 10, 2008, October 5, 2010
and January 15, 2013 (the "Agreement") The Parties now desire to amend the Agreement by this amendment (the "Amendment"). Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

                                   AMENDMENT

     WHEREAS, the Trust, the Underwriter and MetLife Investors Insurance Company
(MLI) have previously entered into a Participation Agreement dated September 1, 2000, as amended (the "MLI Participation Agreement");

     WHEREAS, the Trust, the Underwriter and MetLife Investors USA Insurance Company (MLI USA) have previously entered into a Participation Agreement dated November 1, 2005, as amended (the "MLI USA Participation Agreement");

     WHEREAS, upon the closing (the "Closing") of the transactions contemplated by that certain Agreement and Plan of Merger, dated August 13, 2014, between MLI, MLI USA and the Company, MLI and MLI USA will merge into the Company, such merger currently scheduled to be effective following the close of business on November 14, 2014 (the "Merger"). As the surviving entity of the Merger, the Company will become the depositor and issuer of the variable separate accounts ("Separate Accounts") of both MLI and MLI USA;

     WHEREAS, following the Closing, the Company will be changing its name to MetLife Insurance Company USA and changing its state of domicile from Connecticut to Delaware;

     WHEREAS, the Parties wish to: (i) add the Separate Accounts and the underlying investment portfolios for the Separate Accounts of MLI USA and MLI to the Agreement; and (ii) terminate the MLI USA Participation Agreement and MLI Participation Agreement and any related agreements with the Trust and the Underwriter, simultaneously effective as of the Closing.

MetLife CT Amd #7 to FPA 2014-10-08

     NOW, THEREFORE, in consideration of past and prospective business relations, the Parties agree to amend the Agreement as follows:

     1. Paragraph 3.3.1 of Section 3.3 of the Agreement is deleted and replaced in its entirety with the paragraph 3.3.1 below:

          "3.3 MANUAL PURCHASE AND REDEMPTION

               3.3.1 You are hereby appointed as our designee for the sole purpose of receiving from Contract owners purchase and exchange orders and requests for redemption resulting from investment in and payments under the Contracts that pertain to subaccounts that invest in Portfolios ("Instructions"). "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the SEC and its current prospectus. "Close of Trading" shall mean the close of trading on the New York Stock Exchange, generally 4:00 p.m. Eastern Time. You represent and warrant that all Instructions transmitted to us for processing on or as of a given Business Day (the "Designated Day") shall have been received in proper form and time stamped by you prior to the Close of Trading on the Designated Day. Such Instructions shall receive the Portfolio share price next calculated following the Close of Trading on the Designated Day (the "Designated Day Price"), provided that we receive the Instructions from you before 9:00 a.m. Eastern Time on the Business Day following the Designated Day (the "Submission Time"). Any such Instructions that we receive after the Submission Time may, but are not guaranteed to, receive the Designated Day Price. You assume responsibility for any loss to a Portfolio caused by our receipt of Instructions after the Submission Time, including but not limited to, losses caused by such Instructions receiving the Designated Day Price, or any cancellation or correction made subsequent to the Submission Time. You will immediately pay the amount of such loss to a Portfolio upon notification by us. You represent and warrant that you have, maintain and periodically test, procedures and systems in place reasonably designed to prevent Instructions received after the Close of Trading on a Designated Day from being executed with Instructions received before the Close of Trading on that Designated Day."

     2. Paragraph 3.4.3 of Section 3.4 of the Agreement is deleted and replaced in its entirety with the paragraph 3.4.3 below:

          "3.4 AUTOMATED PURCHASE AND REDEMPTION

               3.4.3 On each Business Day, you shall aggregate all purchase and redemption orders for shares of a Portfolio that you received prior to the Close of Trading. You represent and warrant that all orders for net purchases or net redemptions derived from Instructions received by you and transmitted to Fund/SERV for processing on or as of a given Business Day (the "Designated Day") shall have been received in proper form and time stamped by you prior to the Close of Trading on the Designated Day. Such orders shall receive the Portfolio share price next calculated following the Close of Trading on the Designated Day (the "Designated Day Price"), provided that we receive Instructions from Fund/SERV by 9:00 a.m. Eastern Time on the Business Day following the Designated Day (the "Submission Time"). Any such Instructions that we receive after the Submission Time may, but are not guaranteed to, receive the Designated Day Price. You assume responsibility for any loss to a Portfolio caused by our receipt of Instructions after the Submission Time including, but not limited to, losses caused by such Instructions receiving the Designated Day Price, or any cancellation or correction made subsequent to the Submission Time. You will immediately pay the amount of such loss to a Portfolio upon notification by us. You represent and warrant that you have, maintain and periodically test, procedures and systems in place reasonably designed to prevent Instructions received after the Close of Trading on a Designated Day from being executed with Instructions received before the Close of Trading on that Designated Day."

     3.   Schedules. Effective as of the Closing, Schedules A, B, C, D and G of
          ---------
          the Agreement are deleted and replaced in their entirety with the Schedules A, B, C, D and G attached hereto, respectively.

     4.   Effective Date. The Parties agree that this Amendment is contingent
          --------------
          upon, and shall not be effective until, the Closing of the Merger and shall take effect automatically upon the Closing. If the Closing shall not have occurred by December 31, 2014, this Amendment shall terminate and shall be of no further force or effect.

     5. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

     IN WITNESS WHEREOF, each of the Parties has caused its duly authorized officers to execute this Amendment as of October 8, 2014.


The Trust:                              FRANKLIN TEMPLETON VARIABLE INSURANCE
   ONLY ON BEHALF OF EACH               PRODUCTS TRUST
   PORTFOLIO LISTED ON
   SCHEDULE C OF THE
   AGREEMENT.                           By:    /s/ Karen L. Skidmore
                                               ---------------------------------
                                        Name:  Karen L. Skidmore
                                        Title: Vice President

The Underwriter:                        FRANKLIN/TEMPLETON DISTRIBUTORS, INC.

                                        By:    /s/ Christopher A. Felchlin
                                               ---------------------------------
                                        Name:  Christopher A. Felchlin
                                        Title: Vice President

The Company:                            METLIFE INSURANCE COMPANY OF CONNECTICUT

                                        By:    /s/ Karen A. Johnson
                                               ---------------------------------
                                        Name:  Karen A. Johnson
                                        Title: Vice President

The Distributor:                        METLIFE INVESTORS DISTRIBUTION COMPANY

                                        By:    /s/ Donald Leintz
                                               ---------------------------------
                                        Name:  Donald Leintz
                                        Title: Senior Vice President

                                   SCHEDULE A

                        THE COMPANY AND ITS DISTRIBUTOR

THE COMPANY

MetLife Insurance Company USA
11225 North Community House Road
Charlotte, NC 20277

A life insurance company organized under Delaware laws.

THE DISTRIBUTOR

MetLife Investors Distribution Company
1095 Avenue of the Americas
New York, NY 10036

A corporation organized under Missouri laws.

                                   SCHEDULE B

                            ACCOUNTS OF THE COMPANY

                                                               SEC REGISTRATION
NAME OF ACCOUNT                                                     YES/NO
---------------                                               ------------------
MetLife of CT Fund UL for Variable Life Insurance             Yes
MetLife of CT Fund UL III for Variable Life Insurance         Yes
MetLife of CT Separate Account CPPVUL 1                       No
MetLife of CT Separate Account Eleven for Variable Annuities  Yes
MetLife of CT Separate Account QPN for Variable Annuities     No
MetLife Investors USA Separate Account A                      Yes
MetLife Investors USA Variable Life Account A                 Yes
MetLife Investors Variable Annuity Account One                Yes
MetLife Investors Variable Life Account One                   Yes
MetLife Investors Variable Life Account Eight                 No

                                   SCHEDULE C

            AVAILABLE PORTFOLIOS AND CLASSES OF SHARES OF THE TRUST

          1.   Franklin Income VIP Fund - Class 2
          2.   Franklin Mutual Global Discovery VIP Fund - Class 2
          3.   Franklin Mutual Shares VIP Fund - Class 1 and Class 2
          4.   Franklin Rising Dividends VIP Fund - Class 2
          5.   Franklin Small Cap Value VIP Fund - Class 2
          6.   Franklin Small-Mid Cap Growth VIP Fund - Class 2
          7.   Templeton Developing Markets VIP Fund - Class 2
          8.   Templeton Foreign VIP Fund - Class 1 and Class 2
          9.   Templeton Global Bond VIP Fund - Class 1 and Class 2

In addition to portfolios and classes of shares listed above, any additional Portfolios and classes of shares other than Class 3 shares are included in this Schedule C listing provided that:

     (1) the General Counsel of Franklin Templeton Investments receives from a person authorized by you a written notice in the form attached (which may be electronic mail or sent by electronic mail) ("Notice") identifying this Agreement as provided in the Notice and specifying:
          (i) the names and classes of shares of additional Portfolios that you propose to offer as investment options of the Separate Accounts under the Contracts; and (ii) the date that you propose to begin offering Separate Account interests investing in the additional Portfolios under the Contracts; and

     (2) we do not within ten (10) Business Days following receipt of the Notice send you a writing (which may be electronic mail) objecting to your offering such Separate Accounts investing in the additional Portfolios and classes of shares under the Contracts.

Provided that we do not object as provided above, your Notice shall amend, supplement and become a part of this Schedule C and the Agreement.

FORM OF NOTICE PURSUANT TO SCHEDULE C OF PARTICIPATION AGREEMENT

To:  General Counsel c/o
     Linda Lai (Llai@frk.com;) or Kevin Kirchoff (kkircho@frk.com)
     Fax: 650 525-7059
     Franklin Templeton Investments
     1 Franklin Parkway,
     Bldg. 920, 2nd Floor
     San Mateo, CA 94403

With respect to the following agreement(s) (collectively, the "Agreement") (please reproduce and complete table for multiple agreements):

DATE OF PARTICIPATION AGREEMENT:

INSURANCE COMPANY(IES):

INSURANCE COMPANY DISTRIBUTORS):

As provided by Schedule C of the Agreement, this Notice proposes to Franklin Templeton Variable Insurance Products Trust, and Franklin/Templeton Distributors, Inc. the addition as of the offering date(s) listed below of the following Portfolios as additional investment options listed on Schedule C:

NAMES AND CLASSES OF SHARES OF ADDITIONAL PORTFOLIOS  OFFERING DATE(S)
Listing of current classes for your reference:
    Class 1 (no 12b-1 fee);
    Class 2 (12b-1 fee of 25 bps);
    Class 4 (12b-1 fee of 35 bps); or
    Class 5 (12b-1 fee of 10 bps).

NAME AND TITLE OF AUTHORIZED PERSON OF INSURANCE COMPANY:
CONTACT INFORMATION:

                                   SCHEDULE D

                            CONTRACTS OF THE COMPANY

All variable life and variable annuity contracts issued by separate accounts listed on Schedule B of this Agreement.

                                   SCHEDULE G

                             ADDRESSES FOR NOTICES

To the Company and Distributor:    MetLife
                                   One Financial Center, 20th Floor
                                   Boston, MA 02111
                                   Attn: Legal Department

To the Trust:                      Franklin Templeton Variable Insurance Products Trust
                                   One Franklin Parkway, Bldg. 920 2nd Floor
                                   San Mateo, California 94403
                                   Attention: Karen L. Skidmore, Vice President

To the Underwriter:                Franklin/Templeton Distributors, Inc.
                                   100 Fountain Parkway, Bldg. 140 7th Floor
                                   St. Petersburg, FL 33716
                                   Attention: Peter Jones, President

If to the Trust or Underwriter     Franklin Templeton Investments
  with a copy to:                  One Franklin Parkway, Bldg. 920 2nd Floor
                                   San Mateo, California 94403
                                   Attention: General Counsel